EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2008, relating to the consolidated financial statements of DUSA Pharmaceuticals, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes an Interpretation of Financial Accounting Standards Board Statement No. 109, effective January 1, 2007 and the adoption of Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment, effective January 1, 2006), and the effectiveness of DUSA Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of DUSA Pharmaceuticals, Inc. for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 18, 2008